LEAK-OUT AGREEMENT

April 27, 2017

This agreement (the “Leak-Out Agreement”) is being delivered to you in connection with an understanding by and among FuelCell Energy, Inc., a Delaware corporation (the “Company”), and the person or persons named on the signature pages hereto (collectively, the “Holder”).

Reference is hereby made to (a) the Preliminary Prospectus Supplement, dated April 27, 2017, of the Company relating to the sale by the Company of (i) shares of its Common Stock, par value $0.0001 per share (the “Shares”), (ii) Series C Warrants to purchase Common Stock (the “Series C Warrants”) and (iii) Series D Warrants to purchase Common Stock (the “Series D Warrants” and, together with the Series C Warrants, the “Warrants”), and (b) the Company’s registration statement on Form S-3 (File No. 333-215530) (the “Registration Statement”). The Shares and the Warrants are hereinafter referred to as the “Securities”.

The Holder agrees solely with the Company that from the date hereof (the “Effective Date”) and ending on May 28, 2017 (such period, the “Restricted Period”), neither the Holder, nor any Affiliate of such Holder which (x) purchased any of the Securities, (y) has or shares discretion relating to such Holder’s investments or trading or information concerning such Holder’s investments, including in respect of the Securities, or (z) is subject to such Holder’s review or input concerning such Affiliate’s investments or trading (together, the “Holder’s Trading Affiliates”), collectively, shall sell, dispose of or otherwise transfer, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) on any day on which the Nasdaq Global Market is open for trading (a “Trading Day”) during the Restricted Period (any such date, a “Date of Determination”), Shares or the shares of the Company’s Common Stock underlying any of the Warrants (the “Warrant Shares”), in an amount more than four percent (4%) of the trading volume of Common Stock as reported by Bloomberg, LP for the applicable Date of Determination (the “Leak-Out Percentage”); provided, that the foregoing restrictions shall not apply to any sales by the Holder or any of the Holder’s Trading Affiliates at a price greater than $1.61 at a time when the offer price of the Common Stock as reported by Bloomberg L.P. during regular market hours or after-market hours, as applicable, is greater than $1.60 (in each case, as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar events occurring after the date hereof); provided, further, any shares of Common Stock not purchased pursuant to the Prospectus Supplement (whether purchased before or after the offering) shall not be subject to this Leak-Out Agreement.

Notwithstanding anything herein to the contrary, during the Restricted Period, the Holder may, directly or indirectly, sell or transfer all, or any part, of the Shares or the Warrant Shares (the “Restricted Securities”) to any Person (an “Assignee”) in a transaction which does not need to be reported on the Nasdaq consolidated tape, without complying with (or otherwise be limited by) the restrictions set forth in this Leak-Out Agreement; provided, that as a condition to any such sale or transfer an authorized signatory of the Company and such Assignee duly execute and deliver a leak-out agreement in the form of this Leak-Out Agreement (an “Assignee Agreement”, and each such transfer a “Permitted Transfer”), provided further that the Leak-Out Percentage as to such Assignee and the Leak-Out Percentage of the assignor shall be proportionally adjusted based on the original Leak-Out Percentage of the Holder.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Leak-Out Agreement must be in writing and shall be sent by mail, facsimile transmission or email to: (a) FuelCell Energy, Inc., 3 Great Pasture Road, Danbury, CT 06813, Attention: Henry Sire, Esq., Corporate Legal, Fax: (203) 825-6069; with copies to (i) Patterson Belknap Webb & Tyler LLP, 1133 Avenue of the Americas, New York, NY 10036, Attention: Peter Schaeffer, Esq., Fax: (212) 336-1244, and (ii) Robinson & Cole LLP, 666 Third Avenue, New York, NY 10017, Attention: Richard A. Krantz, Fax: (212) 451-2999 or (b) the Holder at the address set forth below its signature below.

This Leak-Out Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

This Leak-Out Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Leak-Out Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

The terms of this Leak-Out Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns and shall not be for the benefit of, or be enforceable by, any other person or entity.

This Leak-Out Agreement may not be amended or modified except in writing signed by each of the parties hereto.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law. Each party consents to the jurisdiction of the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, and the parties each hereby consent to personal service with respect thereto.

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Leak-Out Agreement, the Company may not have an adequate remedy at law for money damages in the event that this Leak-Out Agreement has not been performed in accordance with its terms, and therefore agrees that the Company shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy it may seek, at law or in equity.

Without implication that the contrary would otherwise be true, the Company acknowledges and agrees that this Leak-Out Agreement is a separate agreement that is solely between the Company and the undersigned and not between or among any other person or entity.

[The obligations of the Holder under this Leak-Out Agreement are several and not joint with the obligations of any other holder of any of the Securities (each, an “Other Holder”). Nothing contained in this Leak-Out Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and any Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and any Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Leak-Out Agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Leak-Out Agreement or any other agreement. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Leak-Out Agreement, and it shall not be necessary for any Other Holder o be joined as an additional party in any proceeding for such purpose.

The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Other Holder with respect to any restrictions on the sale of Securities substantially in the form of this Leak-Out Agreement (or any amendment, modification, waiver or release thereof) (each a “Leak Out Document”), is or will be more favorable to such Other Holder than those of the Holder and this Agreement.]

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[Signature Page to FCEL Leak-Out Agreement]

IN WITNESS WHEREOF, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Sincerely, FuelCell Energy, Inc. By: _____________________ Name: Title:

“HOLDER”

_____________________________

By: ____________________

Name:

Title:

Address for Notice: